Exhibit 99.1

NEWS RELEASE
Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Brent D. Smith, CFO, bsmith@mainstcapital.com
713-350-6000

Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

Main Street Receives Shareholder Approval to Become

Sole Adviser to HMS Income Fund

Fund Name to be Changed to MSC Income Fund

HOUSTON – October 28, 2020 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce that MSC Adviser I, LLC (“MSC Adviser”), a wholly owned subsidiary of Main Street and the previous investment sub-adviser to HMS Income Fund, Inc. (the “Fund”), has successfully received approval from the Fund’s shareholders to replace HMS Adviser LP, a wholly owned affiliate of Hines Interests Limited Partnership, as the sole investment adviser and administrator to the Fund. The transaction benefits the Fund’s stockholders as the management fee rate will be reduced from 2.00% to 1.75%, with no changes to incentive fee calculations. As part of the transaction, the Fund will change its name to MSC Income Fund, Inc. (“MSC Income”). The transaction is subject to customary closing conditions and is expected to close on October 30, 2020.

“We greatly appreciate the support and confidence shown in us by the fund’s shareholders. We also appreciate our long-term relationship with the Hines organization, and specifically, their partnership in helping us build the fund to its current position. We expect this to be a seamless transition due to our previous role as investment sub-adviser to the fund and we look forward to positioning the fund for future success,” said Dwayne L. Hyzak, Chief Executive Officer of Main Street. “We are excited to complete this transition as part of our strategy to grow our asset management business for the benefit of our Main Street stakeholders, and we believe that expanding our asset management business within our internally managed structure will continue to benefit our unique and differentiated business model.”

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

ABOUT MSC ADVISER I, LLC

MSC Adviser is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940. It currently serves as the investment sub-adviser to HMS Income and will serve as the sole investment adviser to HMS Income (to be renamed MSC Income) subsequent to the completion of the transaction described elsewhere herein.

ABOUT HMS INCOME FUND, INC.

HMS Income (to be renamed MSC Income subsequent to the completion of the transaction described elsewhere herein) is a specialty finance company that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. HMS Income’s lower middle market companies generally have annual revenues between $10 million and $150 million. HMS Income’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements which are based upon Main Street management’s current expectations and are inherently uncertain. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under Main Street’s control, and that Main Street may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual performance and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in Main Street’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made and are based on information available to Main Street as of the date hereof and are qualified in their entirety by this cautionary statement. Main Street assumes no obligation to revise or update any such statement now or in the future.